UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1999

                              CARNIVAL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

     Republic of Panama                1-9610                  59-1562976
     ------------------                ------                  ----------
(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)

3655 N.W. 87th Avenue, Miami, Florida                33178-2428
-------------------------------------                ----------
(Address of principal executive offices)             (zip code)

Registrant's telephone number, including area code: (305) 599-2600

Item 5.  Other Events.

         On December 1, 1999, Carnival Corporation (the "Company") announced that it intends to commence a cash tender offer to purchase all of the outstanding shares of NCL Holding ASA, a Norwegian company ("NCL"), whose ordinary shares are traded on the Oslo Stock Exchange. The offer price is NOK 30 per share.

         The Company has not entered into any agreement concerning a possible acquisition of NCL. No assurance can be given that there will be a positive response to the Company's proposal, that any agreement relating to the purchase of NCL will be entered into or that an acquisition of NCL by the Company will be consummated.

         On December 1, 1999, the Company issued the press release attached hereto as Exhibit 99.1. On December 2, 1999, the Company sent the letter attached hereto as Exhibit 99.2 to NCL. The press release and the letter are incorporated herein by reference.

Item 7.  Exhibits.

Exhibit Number
(Referenced to Item 601
of Regulation S-K)                Description of Exhibit
------------------                ----------------------
99.1                              Press Release dated December 1, 1999.

99.2                              Letter dated December 2, 1999.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 2, 1999

                                        CARNIVAL CORPORATION


                                        By: /s/ Gerald R. Cahill
                                            --------------------
                                            Name:  Gerald R. Cahill
                                            Title: Senior Vice President &
                                                   Chief Financial Officer

                                  EXHIBIT INDEX


          Exhibit Number                   Description of Exhibit
          --------------                   ----------------------
          99.1                             Press Release dated December 1, 1999.

          99.2                             Letter dated December 2, 1999.